Exhibit 99.1

News Release
FOR IMMEDIATE RELEASE
JANUARY 27, 2014

CHESAPEAKE ENERGY CORPORATION ANNOUNCES 2014 OUTLOOK AND
CAPITAL PROGRAM RELEASE DATE AND CONFERENCE CALL INFORMATION

OKLAHOMA CITY, JANUARY 27, 2014 - Chesapeake Energy Corporation (NYSE:CHK) has scheduled to release its 2014 Outlook and capital program before market open on Thursday, February 6, 2014. A conference call to discuss the 2014 Outlook has been scheduled for the same day at 9:00 am EST. The telephone number to access the conference call is 913-312-1521 or toll-free 888-264-8893. The passcode for the call is 7669165. We encourage those who would like to participate in the call to dial in between 8:50 and 9:00 am EST.

In addition, a replay will be available for audio playback at 2:00 pm EST on Thursday, February 6, 2014 and will remain available through 2:00 pm EST on Thursday, February 20, 2014. The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112. The passcode for the replay is 7669165.

The conference call will also be webcast live on Chesapeake’s website at www.chk.com in the “Events” subsection of the “Investors” section of the company’s website. The webcast of the conference will be available for one year.

Chesapeake Energy Corporation (NYSE:CHK) is the second-largest producer of natural gas and the 11th largest producer of oil and natural gas liquids in the U.S. Headquartered in Oklahoma City, the company's operations are focused on discovering and developing its large and geographically diverse resource base of unconventional natural gas and oil assets onshore in the U.S. The company also owns substantial marketing, compression and oilfield services businesses. Further information is available at www.chk.com where Chesapeake routinely posts announcements, updates, events, investor information, presentations and news releases.

CHESAPEAKE CONTACT:	MEDIA CONTACT:	CHESAPEAKE ENERGY CORPORATION
Gary T. Clark, CFA	Gordon Pennoyer	6100 North Western Avenue
(405) 935-8870	(405) 935-8878	P.O. Box 18496
ir@chk.com	media@chk.com	Oklahoma City, OK 73154